EXHIBIT 10 (b)


                  ADDENDUM NO. 1 TO CLAIM ACCOUNT AGREEMENT


 GE Reinsurance Corporation, Lincolnshire, Illinois ("GE Re") and others entered into a Claim Account Agreement dated February 1, 2001 with Hallmark Claims Services, Inc., Dallas, Texas ("HCS").

 GE Re and HCS hereby agree that this Agreement as it pertains only to GE Re and HCS is amended as of February 1, 2001 to add the following paragraph:

 8. In the event that a dispute or cause of action shall arise between GE Re and HCS with respect to the interpretation or the performance of GE Re or HCS under the Agreement, GE Re and HCS agree that the courts of Illinois shall have exclusive jurisdiction over such dispute or cause of action. HCS hereby agrees to submit to the jurisdiction of the courts of Illinois for resolution of such dispute or cause of action.

 All other terms and conditions remain unchanged.

 GE Reinsurance Corporation         Hallmark Claims Services, Inc.


 By:                                By:
 Date:                              Date: